                       ASSIGNMENT OF PURCHASE AGREEMENT
                       --------------------------------

  THIS AGREEMENT is entered into as of this 19th day of May, 1999 by and between N'Tandem Properties, L.P., a Delaware limited partnership ("Assignee"), Chateau Communities, Inc., a Maryland corporation ("Assignor") Rio Grande Investors, LLC, a New Mexico LLC, Dale Allen Batinovich, as Trustee of the Dale Allen Batinovich Trust dtd 4/13/90, Maureen C. Jones, as Trustee of the Maureen C. Jones Trust dtd 10/10/90, Howard W. Jones, as Trustee of the Howard W. Jones Trust dtd 3/14/90 and John W. Wallace, as Trustee of the Wallace Family 1995 Revocable Trust ( collectively "Seller").

  WHEREAS, Assignor, as Purchaser and Seller entered into that certain Purchase Agreement, dated as of May 10, 1999 regarding the purchase and sale of two manufactured housing communities commonly known as Aztec Village and Village Park (the "Purchase Agreement"); and

  WHEREAS, Assignor desires to assign and Assignee desires to accept said assignment of Assignor's interest as Purchaser in the Purchase Agreement.

  NOW THEREFORE, for One and 00/100 ($1.00) Dollar the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

  1. Assignor hereby assigns all of its right, title and interest as Purchaser in the Purchase Agreement to Assignee.

  2. Assignee accepts the assignment of the Purchase Agreement from Assignor and agrees to assume all obligations of Assignor under said Purchase Agreement.

  IN WITNESS WHEREOF the parties have executed this Agreement on the day first written above.

Assignee:                      N'TANDEM PROPERTIES, L.P.
                               a Delaware limited partnership

                               By:  N'Tandem Trust
                                  Its:  General Partner

                               By:   /s/Gary P. McDaniel
                                  ----------------------

                                  Its: Trustee
                                  ------------


Assignor:                      CHATEAU COMMUNITIES, INC., a Maryland corporation


                                  By:   /s/Rees F. Davis Jr.
                                     -----------------------

                                           Its:   Executive Vice President
                                                ---------------------------

ACKNOWLEDGMENT AND CONSENT:

Rio Grande Investors, LLC, a New Mexico LLC, on behalf of the Sellers

By:   /s/Matthew N. Follet
   -----------------------

         Its:   Managing Member
            ------------------